* Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchange Commission.

                                                                   EXHIBIT 10.11


                     SOFTWARE LICENSE AND SERVICES AGREEMENT

        This Software License and Services Agreement ("Agreement") is made effective December 22, 1998 ("Effective Date") by and between Niku Corporation, a Delaware corporation with offices at 955-A Charter Street, Redwood City, California 94063 ("Niku"), and Sybase, Inc., a Delaware corporation, with offices at 6475 Christie Ave., Emeryville, California 94608 ("Licensee").

1.      DEFINITIONS.

        1.1 "Affiliated Company" means a business entity or entities controlled by, under common control with or controlling a party to this Agreement. Such business entity or entities will be considered affiliated only so long as such control exists.

        1.2 "Authorized Users" means the employees or agents of Licensee who are authorized to use the Software, as defined in Exhibit A.

        1.3 "Release(s)" means the releases of the Software to be delivered to Licensee under this Agreement, as specified in Exhibit A.

        1.4 "Software" means the binary code versions of the Niku software products specified in Exhibit A.

        1.5 "Services" means the implementation services for the Software to be provided to Licensee by Niku under this Agreement, as more fully described in Exhibit B.

        1.6 "Statement of Work" means a document describing the Services to be provided to Licensee by Niku and meets the formal requirements stated in Exhibit B.

2.      DELIVERY AND SERVICES.

        2.1 Niku will use reasonable efforts to deliver the Software to Licensee according to the delivery terms specified in Exhibit A.

        2.2 After delivery of the Software and pursuant to a mutually agreed schedule, Niku will provide Licensee with the Services, including the Initial Services (as defined in Exhibit B), at Licensee's place of business in accordance with Exhibit B and the terms of each Statement of Work. Acceptance of the Software will be governed by the Statement(s) of Work and any amendments thereto subsequently adopted by the parties.

3.      LICENSE.

        3.1 GRANT. Subject to the payment of the License Fee and compliance with the other terms of this Agreement, Niku grants Licensee a nonexclusive, nontransferable right and license to make, install and use such copies of the Software on server computer systems as are reasonably necessary to provide access and use by Authorized Users from client computer systems. Licensee may make and


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

                maintain such copies of the installed Software as are reasonably necessary for archival and back-up purposes. To the extent the Software incorporates any software licensed by Niku from a third party, Niku grants Licensee a sublicense that is co-extensive with the foregoing rights to Software. Licensee is expressly prohibited from copying or transferring the Software to a third party for any purpose other than off-site storage of archival or back-up copies. Licensee agrees not to produce a source listing, decompile, disassemble, or otherwise reverse engineer the Software.

        3.2 PROPRIETARY NOTICES. Licensee must reproduce and shall not remove or obscure any notices or markings, including without limitation, copyright, trademark, or confidentiality notices, or ownership notices on Software and its accompanying documentation, including any screen displayed by the Software.

        3.3 RESERVATION OF RIGHTS. Niku retains rights in and to the Software not specifically granted to Licensee hereunder, and any uses by Licensee of the Software, or any part thereof, beyond the scope permitted by this Agreement shall constitute a material breach of this Agreement.

        3.4 COMPLIANCE. Niku will have the right to have the Software inspected at Licensee's facility as reasonably necessary to verify that Licensee's use of the Software is limited to Authorized Users. Niku will provide Licensee with reasonable notice prior to any inspections. The inspections will be conducted by an independent accounting firm reasonably acceptable to Licensee. Niku will be limited to conducting one
                (1) such inspection in any twelve (12) month period. The accounting firm shall protect the confidentiality of Licensee's information and abide by Licensee's reasonable security regulations. Niku will bear all costs and expenses associated with the exercise of these rights, unless such inspection reveals that Licensee is not in compliance with this Agreement, in which case, Licensee agrees to pay Licensor the reasonable costs of such inspection plus any additional license fees related to unauthorized use of the Software.

4. LICENSE FEE. Licensee will pay Niku license fees for the Software (the "License Fee") in the amount and according to the terms specified in Exhibit A. In addition to the License Fee, Licensee will pay any applicable shipping charges, and sales, use, value-added or similar taxes, tariffs or governmental charges, excluding any taxes based on Niku's net income. Unless otherwise specifically provided otherwise in Exhibit A: (i) the License Fee will be due and payable in full within thirty (30) days after receipt of the initial release of the Software by Licensee; and (ii) a late charge of one and one half percent (1.5%) per month or the highest rate permitted by law, whichever is lower, will apply to any overdue balances.

5. MAINTENANCE. Subject to the payment of annual maintenance fees and entry into a separate Maintenance Agreement, Niku will provide Licensee with technical support and maintenance on terms no less favorable to Licensee than those of the form of agreement



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

        attached as Exhibit C. The amount of the annual maintenance fees and payment terms are specified in Exhibit A.

6.      TERM AND TERMINATION.

        6.1 TERM. This Agreement commence on the Effective Date and will remain in force and effect unless terminated in accordance with this Article.

        6.2     TERMINATION. This Agreement may be terminated as follows:

                6.2.1 By either party upon sixty (60) days written notice specifying breach if the other party fails to comply with any of the material terms or conditions of this Agreement unless, within the period of notice, all specified breaches have been cured.

                6.2.2 By Niku immediately upon written notice in the event of the direct or indirect assumption of control of Licensee, or of substantially all of Licensee's assets, by any government, governmental agency or any third party engaged in the development, licensing, or distribution of business applications software products which Niku deems to be in direct or indirect competition with any Niku software products or component technologies.

        6.3 EFFECT OF TERMINATION FOR LICENSEE'S BREACH. In the event of termination of this Agreement due to a breach by Licensee, the rights and licenses granted to Licensee will immediately terminate and Licensee will have no further right to use the Software. Within thirty (30) days after termination, Licensee must return all copies of the Software in its possession or control to Niku, or permanently destroy or disable all such copies. Promptly after return or destruction of all such copies, a duly authorized officer of Licensee must certify to Niku in writing that Licensee has destroyed or returned all copies of the Software.

        6.4 EFFECT OF TERMINATION FOR NIKU'S BREACH. In the event of termination of this Agreement due to a breach by Niku, the rights and licenses granted to Licensee will survive to the extent necessary for Licensee to using the Software as permitted under this Agreement. Such continuing rights are subject to Licensee's continued compliance with the terms of this Agreement, including payment of any outstanding portion of the License Fee. Nothing will require Niku to provide any support or maintenance to Licensee after termination.

        6.5 SURVIVAL. Rights and obligations specified in Articles 1, 3, 6, 7, 8, 9, 10 and 11 will survive and remain in effect after termination hereof.



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7.      CONFIDENTIALITY.

        7.1 The parties may disclose technical, product, financial and business information to each other under this Agreement which the disclosing party (the "Discloser")considers to be confidential ("Confidential Information"). Confidential Information shall be limited to information clearly marked as confidential, or information which is disclosed verbally and identified as confidential in a writing delivered to Licensee within thirty (30) days of disclosure.

        7.2 The party receiving Confidential Information (the "Receiver") will not reproduce in any form or provide, disclose, or give access to Confidential Information to any third party, or to any employee or agent not having a legitimate need to know it, and shall not use the Confidential Information for any purpose other than performing its obligations and exercising its rights under this Agreement.

        7.3 This Agreement imposes no obligation upon the Receiver with respect to Confidential Information which it can establish by legally sufficient evidence: (i) was in the possession of, or was known by, Receiver prior to its receipt from Discloser, without an obligation to maintain its confidentiality; (ii) is or becomes generally known to the public without violation of this Agreement; (iii) is obtained by Receiver from a third party having the right to disclose it, without an obligation to keep such information confidential; or (iv) is independently developed by Receiver without the use of Confidential Information and without the participation of individuals who have had access to the Confidential Information.

        7.4 Each party retains ownership of its respective Confidential Information. A Receiver does not acquire any rights in Confidential Information under this Agreement, except the limited right to use described above.

        7.5 The parties' confidentiality obligations with respect to the Confidential Information shall survive the termination of this Agreement and will continue for a period of five (5) years from the Effective Date, provided that the obligation to maintain the confidentiality of any Niku or Licensee source code shall be perpetual.

8.      WARRANTY AND DISCLAIMER.

        8.1 Niku warrants that the Software will correctly record, store, process and calculate any information dependent on or relating to dates on or after January 1, 2000, and will do so in the same manner, and with the same functionality, data integrity and performance, as such Software records, stores, processes, calculates and presents calendar dates on or before December 31, 1999. All claims related to the above Year 2000 warranty must be made no later than January 15, 2001. The ability of the Software to perform in the manner described above is dependent upon the



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                receipt of correctly processed and transmitted data from and by all non-Niku supplied products (such as hardware, software and firmware) that the Licensee uses in connection with the Software.

        8.2 OTHER THAN THE EXPRESS WARRANTY OF SECTION 8.1, NIKU DOES NOT MAKE AND DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS WITH RESPECT TO SOFTWARE INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. No agent of Niku is authorized to incur warranty obligations on behalf of Niku or modify these limitations.

9.      INDEMNITY.

        9.1 INDEMNIFICATION BY NIKU. Niku will defend and indemnify Licensee against a claim that the Software infringes a United States trade secret, copyright, or patent, provided that: (i) Licensee notifies Niku in writing within sixty (60) days of the claim;
                (ii) Niku has sole control of the defense and all related settlement negotiations; and (iii) Licensee provides Niku with the assistance, information, and authority reasonably necessary to perform the above. Reasonable out-of-pocket expenses incurred by Licensee in providing such assistance will be reimbursed by Niku.

        9.2 EXCLUSIONS. Niku shall have no liability for any claim of infringement based on: (i) use of a superseded release, or a release altered by Licensee, of some or all of the Software or any modification thereof furnished under this Agreement including, but not limited to, Licensee's failure to use corrections, fixes, or enhancements within six (6) months of the time they are first made available by Niku; (ii) the combination, operation, or use of some or all of the Software or any modification thereof with information, software, specifications, instructions, data, or materials ("Material") not furnished by Niku if the infringement would have been avoided by not combining, operating, or using the Software or the modification thereof, with such Material; (iii) any change, not made by Niku, to Software or any modification thereof; or
                (iv) Licensee's misuse of the Software or any modification thereof.

        9.3 If the Software is held or is believed by Niku to infringe, Niku shall have the option, at its expense, to: (i) modify the Software to be non-infringing; (ii) obtain for Licensee a license to continue using the Software; or (iii) terminate this Agreement and refund a pro rata portion of the License Fee. SECTIONS 9.1 THROUGH 9.3 STATE NIKU'S ENTIRE LIABILITY AND LICENSEE'S EXCLUSIVE REMEDY FOR CLAIMS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS RELATED TO THE SOFTWARE.



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

10.     LIMITATION OF LIABILITY.

        10.1 LIMITATIONS. Except for express undertakings to indemnify, breach of obligations concerning the use of Confidential Information, and to the extent not prohibited by applicable law:

                10.1.1 EACH PARTY'S AGGREGATE LIABILITY TO THE OTHER FOR CLAIMS RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT, WILL BE LIMITED TO THE LICENSE FEE PAID AND OWING BY LICENSEE FOR THE SOFTWARE.

                10.1.2 NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, INCLUDING LOSS OF BUSINESS, REVENUE, PROFITS, USE, DATA OR OTHER ECONOMIC ADVANTAGE, HOWEVER IT ARISES, WHETHER FOR BREACH OR IN TORT, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

                10.1.3 Liability for damages will be limited and excluded, even if any exclusive remedy provided for in this Agreement fails of its essential purpose.

        10.2 ALLOCATION OF RISK. The parties acknowledge that the foregoing limitations of liability represent a reasonable and negotiated allocation of risk as between the parties, that these limitations constitute an integral part of this Agreement, and that absent these limitations the parties would not have executed this Agreement. These limitations will apply notwithstanding the failure of essential purpose of any limited remedy provided herein.

11. SOURCE CODE ESCROW. If elected by Licensee, Niku will deposit the current (and, to the extent requested, future) source code for the Software in escrow with a reputable third party escrow agent. Niku will make the initial deposit within thirty (30) days from receipt of a written notice of election from Licensee. The source code will be released to Licensee if (i) Niku ceases operations, files a petition for relief in bankruptcy, or is otherwise adjudged insolvent in a court of law; or (ii) Niku rejects or fails to perform it obligations under this Agreement. Current source code and associated documentation will be stored along with the binary code versions of the Software delivered hereunder. Costs of establishing and maintaining the escrow account for the Software will be borne by Licensee provided that, in the event that Niku establishes another escrow account for the same version of the Software escrowed hereunder for which Niku bears some or all of the costs, Licensee will be made a beneficiary of such other escrow account if a reduction in costs to Licensee would result. In the event of the release of the source code from the escrow agent, Licensee will have a perpetual, worldwide right and license to use, modify, and copy the source code for the sole purpose of maintaining the Software for the uses contemplated hereunder.



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

12.     GENERAL.

        12.1 NOTICES. All written notices required by this Agreement must be delivered in person or by means evidenced by a delivery receipt to the address specified below or as otherwise notified in writing and will be effective upon receipt.

                To Niku:                           To Licensee:
                        Niku Corporation                   Sybase, Inc.
                        955-A Charter Street               6475 Christie Ave.
                        Redwood City, CA 94063             Emeryville, CA 94608
                        Attn: President and CEO            Attn: General Counsel

        12.2 GOVERNING LAW. Any action related to this Agreement will be governed by California law and controlling U.S. federal law. No choice of law rules of any jurisdiction will apply.

        12.3 RELATIONSHIP. This Agreement is not intended to create a relationship such as a partnership, franchise, joint venture, agency, or employment relationship. Neither party may act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

        12.4 ATTORNEY'S FEES. In addition to any other relief, the prevailing party in any action arising out of this Agreement will be entitled to reasonable attorneys' fees and costs.

        12.5 ASSIGNMENT. Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of the other party, except that Niku may assign its right to payment and may assign this Agreement to an Affiliated Company.

        12.6 WAIVER. Any express waiver or failure to exercise promptly any right under this Agreement will not create a continuing waiver or any expectation of non-enforcement.

        12.7 SEVERABILITY. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby, and will be interpreted, to the extent possible, to achieve the purposes as originally expressed in the invalid, illegal or unenforceable provision.

        12.8 EXPORT CONTROL. The Software and Confidential Information may be subject to U.S. export control laws and export or import regulations in other countries. Licensee agrees to comply strictly with all such laws and regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export, or import the Software and Confidential Information as may be required after delivery to Licensee.



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        12.9    FORCE MAJEURE. A party is not liable under this Agreement for non-performance, if the non-performance is caused by events or conditions beyond that party's control, and provided the party makes reasonable efforts to perform under the circumstances. This provision does not relieve Licensee of its obligation to make any payments then owing.

        12.10 ENTIRE AGREEMENT. This Agreement is the parties entire agreement relating to its subject matter. It supercedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgement, or other communication between the parties relating to its subject matter during the term of this Agreement. No modification to this Agreement will be binding, unless in writing and signed by a duly authorized representative of each party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


NIKU CORPORATION                        SYBASE, INC.

By /s/ HAROLD J. SLAWIK                 By /s/ RICHARD LABARBERA
  ---------------------------------       --------------------------------------
Name:  Harold J. Slawik                 Name:  Richard N. LaBarbera
Title: Vice President                   Title: Senior Vice President & General
                                               Manager, Enterprise
                                               Solutions Division

The Exhibits to this Agreement are:

Exhibit A - SOFTWARE SPECIFIC TERMS, CANCELLATION RIGHTS

Exhibit B - SERVICES

Exhibit C - SOFTWARE MAINTENANCE AGREEMENT

                                    EXHIBIT A

                  SOFTWARE SPECIFIC TERMS, CANCELLATION RIGHTS

1.      SOFTWARE PRODUCT DESCRIPTION:

        Niku(TM) for IT Consulting, Version 1.0

2.      AUTHORIZED USERS.

        All employees and authorized subcontractors who work for the Sybase Professional Services division of Sybase, Inc.

3.      DELIVERY.

        Niku will deliver the Software to Licensee in binary code form within thirty (30) days of the Effective Date of this Agreement.

4.      FEES.

        a) LICENSE FEE. Licensee will pay initial License Fees of One Hundred Fifty Thousand Dollars (US $150,000) within thirty (30) days of delivery of the initial release of the Software.

        Subject to the parties' agreement on the scope and content of the Statements of Work described in Exhibit B, Licensee will also pay the additional License Fees set forth in each Statement of Work.

        b) MAINTENANCE FEE. Licensee will pay an annual maintenance fee valued at no greater than [***] of the license fees due hereunder, including, where appropriate, the license fees payable under Statements of Work adopted hereunder (the "Maintenance Fee"), for support and maintenance of the Software provided that, in no event shall such Maintenance Fee percentage exceed the rate Niku charges any other customer. The Maintenance Fee will apply to the Software version specified in this Exhibit, and to all upgrades, new versions, updates, improvements and modifications to the Software which are generally released by Niku to its licensees and to any future versions of the Software delivered to Licensee pursuant to a Statement of Work. The Maintenance Fee will not apply to new products for which Niku charges a separate license fee. Licensee may terminate its obligation to pay the Maintenance Fee at any time by terminating the Maintenance Agreement. The Maintenance Fee will be prorated to the date of termination and any amounts paid for services not yet rendered will be refunded by Niku.

5.      CANCELLATION RIGHT.

        Licensee will have the right to cancel this Agreement at any time after payment of the initial installment of the Licensee Fees specified in Exhibit A. In the event of cancellation, Niku will retain the initial License Fee payment set forth in Section 4(a), above, and Licensee will


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                               Exhibit A, Page 1
have the right to retain and use the version of the Software in its possession subject to the applicable terms and conditions of this Agreement, provided that, in the event that Sybase cancels this Agreement after Niku has begun providing services under the Statement of Work, the License Fee for such Statement of Work will be prorated over the portion completed and Licensee will be responsible for full payment of such prorated portion.

7.      ADDITIONAL TERMS.

        a) Upon the generally available release of Niku(TM) for IT Consulting, Version 1.0 or the natural successor thereto if such product is not ever generally released, the following warranty will apply to the Software licensed hereunder notwithstanding the provisions of Section 8.2 of the Agreement:

        For one year from the generally available release of the Software, Niku warrants that, when properly used, the Software will operate in all material respects in conformity with its associated documentation, and the Software media will be free of defects.

        b) Niku and Licensee anticipate entering into further agreements regarding Niku's intention to position Sybase as its preferred vendor for its customers' consulting needs and Niku's continued use of Sybase SQL Anywhere as its base database technology.



                               Exhibit A, Page 2

                                    EXHIBIT B

                                    SERVICES

1. SERVICES. Niku will provide software installation and implementation services ("Initial Services") as necessary to meet Licensee's specific business requirements. Niku will provide up to [***] person-days of such services without charge to Licensee. Services beyond this amount will be billed to Licensee on a time and materials basis according to Niku's standard rates and terms.

2. STATEMENT OF WORK. In addition to the Initial Services, Niku will provide additional customization and enhancement services as described in one or more Statements of Work to be negotiated and agreed upon by the parties. To the extent that Licensee has not used the full forty-five days of services provided free of charge for the Initial Services, the balance of such days of service may be used for the services described under the Statements of Work. Each Statement of Work will meet the following minimal formal requirements:

        (i)    the scope of work;

        (ii) the hourly or daily rate for consultants providing services under the Statement of Work;

        (iii) the estimated number of days or hours required for each task described in the Statement of Work;

        (iv)   an estimated schedule for completion of the Services;

        (v)    any deliverables; and

        (vi) an estimate of any materials and equipment Niku will require to complete the Services.

        (vii)  acceptance criteria for each deliverable

        (viii) a payment schedule

Any changes to the scope of work or deliverables shall be made by a written amendment to the applicable Statement of Work. The amendment shall be signed by an authorized representative of each party prior to implementation of the changes.


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                               Exhibit B, Page 1

                                    EXHIBIT C
                     FORM OF SOFTWARE MAINTENANCE AGREEMENT

        This Software Maintenance Agreement (the "Agreement") dated as of [MONTH] [DATE], [YEAR] (the "Effective Date") is by and between the Niku Corporation ("Niku"), a corporation organized under the laws of the state of [NIKU'S STATE OF INCORPORATION HERE] with its principal place of business at [NIKU OFFICIAL ADDRESS HERE] and [NAME OF CUSTOMER HERE] ("Customer"), a (STATE OF INCORPORATION HERE] corporation with its principal place of business at [CUSTOMER'S OFFICIAL ADDRESS HERE]

        1. COVERED SOFTWARE. Customer agrees to purchase, and Niku agrees to furnish, software maintenance services for the Software, as defined in the Software License and Services Agreement between the parties, including the associated user documentation (all such computer software programs and associated user documentation shall be referred to herein as the "Software"), in accordance with the terms and conditions of this Agreement.

         2. MAINTENANCE SERVICES TO BE PROVIDED BY NIKU. Throughout the term of this Agreement and subject to the exclusions listed in paragraph 4 below, Niku will provide the following services with respect to the Software: (a) Niku will endeavor to correct within a reasonable time any reported failure of the Software to substantially conform to or perform substantially in accordance with Niku's published user documentation; (b) Niku will furnish Customer, at no additional charge (except for taxes, insurance, shipping and handling) with all updates, improvements and modifications to the Software which are released generally by Niku to its licensees (all such updates, improvements and modifications shall be made available for downloading by Niku to the Customer via the Internet from a Web site designated and maintained by Niku); and (c) Niku will provide Customer with telephone, facsimile and email based support to assist Customer in its use of the Software.

        3. SUPPORT AND MAINTENANCE STANDARDS.

        a. The Software's failure to substantially conform to Niku's user documentation will be divided into three classes of severity: (i) a "critical" nonconformance shall be any nonconformance causing a complete failure of the Software or the Customer's computer accessing the Software; (ii) a "serious" nonconformance shall be any nonconformance which seriously impairs the functionality of the Software (this includes any critical nonconformances for which a work-around or detour solution has been devised or identified); and
(iii) a "minor" nonconformance shall be any nonconformance which does not seriously impair the functionality of the Software.

        b. Niku will provide a response to a report of the above described nonconformances by Customer according to the following response schedule: (a) all critical nonconformances shall be responded to by Niku within twenty-four
(24) hours of that time that Customer first reports such nonconformances to Niku; (b) all serious nonconformances shall be responded to by Niku within three
(3) days of the date that Customer first reports such nonconformances to Niku; and (c) all minor nonconformances shall be responded to by Niku within seven (7) days of the date



                               Exhibit C, Page 1
that Customer first reports such nonconformances to Niku. For purposes of this Agreement, Niku's duty to "respond" shall consist of (i) delivery of an existing or new update, modification or enhancement to correct such nonconformance; (ii) identification of a workaround or detour solution; (iii) a request for more information for purposes of analyzing or verifying the nonconformance; and (iv) delivery of a plan for correcting the nonconformance.

        c. Niku will use all reasonable efforts to reach closure on all nonconformances reported by the Customer to Niku in accordance with the following schedule: (i) critical nonconformances shall be closed within seven
(7) days of notice to Niku; (ii) serious nonconformances will be closed with fourteen (14) days of notice to Niku; and (iii) minor conformances will be closed in next regular Software update generally distributed by Niku to all licensees. For purposes of this Agreement, "closure" or "closed" consists of Niku providing an update or new documentation to the Software which eliminates the nonconformance or provides a work-around solution which enables the end user to easily avoid the nonconformance.

        4. EXCLUSIONS. The maintenance services to be provided by Niku under this Agreement do not include: (a) repair, replacement, correction or adjustment of any malfunction caused by: (i) Customer's failure to perform normal preventative maintenance in accordance with the recommendations of Niku; (ii) modification or repair of the Software by anyone other than Niku; (iii) accident, catastrophe, abuse, misuse or operator error; or (iv) Customer's failure to maintain a computing environment in accordance with Niku's specifications; (b) new versions, options or applications for which Niku establishes a separate license fee; (c) any expendable items, such as tape cartridges, magnetic media, and similar items or supplies; or (d) any software design, development, installation, implementation, or consulting services.

        5. CUSTOMER DUTIES. Throughout the term of this Agreement, Customer will: (a) at Customer's expense, maintain a modem and associated dial-up telephone equipment as specified by Niku so as to enable Niku to gain remote access to the computer system(s) on which the Software is installed at Customer's installation site for diagnostic, error correction, and software downloading purposes; (b) cooperate with Niku in identifying the cause of any claimed failure of the Software to substantially conform to or perform substantially in accordance with Niku's published user documentation, including without limitation providing Niku with such documentation and other information concerning any such claimed failure as Niku may reasonably request; and (c) allow Niku reasonably free remote and on-site access to the Software and Customer's associated equipment for the purpose of performing services under this Agreement.

        6. SERVICE HOURS. The support described in section 2(c) of this Agreement will be provided by Niku to Customer by telephone, facsimile or email during the business hours of 8:00 a. m. to 5:00 US pacific time, Monday through Friday, excluding public holidays for Niku.

        7. PROPRIETARY RIGHTS AND LICENSE. All software furnished to Customer by Niku under this Agreement, including all corrections, updates, improvements, modifications and new versions of Software which may be furnished to Customer by Niku under this Agreement will be



                               Exhibit C, Page 2
considered software licensed to Customer by Niku in accordance with the terms and conditions of the license agreement between Customer and Niku (the "License Agreement"), as applicable.

        8. LIMITED WARRANT. Niku warrants that, throughout the term of this Agreement, the Software will substantially conform to and perform substantially in accordance with Niku's published user documentation, and Niku will endeavor to correct any failure of the Licensed Software to so conform or perform, provided that such failure to so conform or perform is not, in Niku's reasonable opinion, a result of any modification of or damage to the software or its operating environment or of Customer's failure to operate the software in the proper hardware and software environment. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, ARE SPECIFICALLY EXCLUDED AND DISCLAIMED. NIKU DOES NOT WARRANT THAT THE SOFTWARE WILL MEET CUSTOMER'S REQUIREMENTS, THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL FAILURES OF THE SOFTWARE TO SUBSTANTIALLY CONFORM TO OR PERFORM SUBSTANTIALLY IN ACCORDANCE WITH NIKU'S PUBLISHED USER DOCUMENTATION WILL BE CORRECTED.

        9. LIMITATION OF REMEDIES AND DAMAGES.

        a. CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR BREACH OF THE FOREGOING WARRANTY SHALL BE THAT: (A) NIKU WILL ENDEAVOR TO CORRECT WITHIN A REASONABLE TIME ANY REPORTED FAILURE OF THE SOFTWARE TO SUBSTANTIALLY CONFORM TO OR PERFORM SUBSTANTIALLY IN ACCORDANCE WITH NIKU'S PUBLISHED USER DOCUMENTATION, OR (B) IN THE EVENT THAT NIKU SHALL FAIL OR BE UNABLE FOR ANY REASON TO CORRECT ANY FAILURE OF THE SOFTWARE TO SUBSTANTIALLY CONFORM TO OR PERFORM SUBSTANTIALLY IN ACCORDANCE WITH NIKU'S PUBLISHED USER DOCUMENTATION, CUSTOMER MAY TERMINATE THIS AGREEMENT, AND NIKU WILL REFUND TO CUSTOMER THE FULL AMOUNT OF THE MAINTENANCE FEES ALREADY PAID WITH RESPECT TO SUCH SOFTWARE FOR SERVICE BEYOND THE EFFECTIVE DATE OF TERMINATION, PRORATED ON A DAILY BASIS.

        b. IN NO EVENT SHALL NIKU BE LIABLE TO CUSTOMER FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES, EVEN IF ADVISED OF THE POTENTIAL OF SUCH DAMAGES. NIKU'S ENTIRE LIABILITY TO CUSTOMER, REGARDLESS OF THE FORM OF ACTION, SHALL BE LIMITED TO THE FEES PAID BY CUSTOMER TO NIKU PURSUANT TO THIS AGREEMENT.

        10. PRICES, INVOICING AND PAYMENT. In addition to the maintenance fees to be paid by Customer under this Agreement, Customer will pay (or reimburse Niku for) all taxes (excluding taxes based on Niku's net income), all freight, shipping and insurance costs associated with delivery of materials to Customer under this Agreement and all travel, lodging, meal and other incidental expenses reasonably incurred by Niku in connection with furnishing



                               Exhibit C, Page 3
maintenance and support services to Customer under this Agreement. Software maintenance fees are payable annually in advance. Niku will invoice Customer for the initial twelve (12) months maintenance fees upon acceptance of the Software, and Niku will invoice Customer for maintenance fees pertaining to each succeeding twelve (12) month period at or about the commencement of such period. Niku will invoice Customer for other charges permitted under this Agreement at or about the times such charges are incurred; all such invoices shall be paid by Customer within thirty (30) days of receipt.

        11. CHANGE IN MAINTENANCE FEES. Effective upon any twelve (12) month anniversary of the effective date specified in paragraph 12, Niku may increase the amount of the maintenance fees relating to the Software; provided, however, that no such increase shall exceed fifteen percent (15%) of the amount of the maintenance fees for the twelve (12) month period immediately preceding the effective date of such increase.

        12. TERM AND TERMINATION. This Agreement shall become effective as of the Effective Date and shall continue in effect for the initial term specified above and thereafter for successive one (1) year renewal terms until terminated as provided in this section of the Agreement. Either party may terminate this Agreement as of the end of its initial term, or as of the end of any renewal term, by written notice to the other party at least thirty (30) days prior to the effective date of termination. In the event that Customer's license to use the Software is terminated by Niku or Customer pursuant to the above described License Agreement, this Agreement shall also terminate as to such Software and Niku will refund to Customer the amount of any maintenance fees already paid with respect to such software for service beyond the effective date of termination, prorated on a daily basis.

        13. MISCELLANEOUS TERMS AND CONDITIONS. This Agreement shall be construed in accordance with and governed by the laws of the State of California, without regard to its conflicts of law rules. Niku's failure to enforce at any time any of the provisions of this Agreement or any right with respect thereto, shall in no way be construed to be a waiver of such provision or right, or in any way to affect the validity of this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Customer and Niku. This Agreement hereto shall be modified only by an instrument in writing signed by the parties. All notices, requests, consents, and other communications hereunder must be in writing, and will be deemed to have been properly given when actually received by the party to whom sent. The provisions of this Agreement are severable, and if any provision is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability will affect only such provision or part thereof in such jurisdiction, and will not in any manner affect the provision in any other jurisdiction, or any other provision in this Agreement in any other jurisdiction. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understandings, and agreements, either oral or. written, between the parties or any official or representative thereof.



                               Exhibit C, Page 4

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


NIKU CORPORATION                        [NAME OF CUSTOMER HERE]

By:
   ---------------------------------    ----------------------------------------
               (Signature)                             (Signature)

------------------------------------    ----------------------------------------
(Typed or Printed Name)                 (Typed or Printed Name)

Title:                                  Title:
      ------------------------------          ----------------------------------



                               Exhibit C, Page 5

                           FIRST ADDENDUM TO SOFTWARE

                         LICENSE AND SERVICES AGREEMENT

        This First Addendum (the "Addendum") to the Software License and Services Agreement ("Agreement") dated December 22, 1998 by and between Niku Corporation, a Delaware corporation with offices at 955 Charter Street, Redwood City, California 94063 ("Niku"), and Sybase, Inc., a Delaware corporation, with offices at 6475 Christie Ave., Emeryville, California 94608 ("Licensee"), is made effective March 29, 1999.

1. DEFINITIONS. Except as specifically modified below, the capitalized terms defined in the Agreement shall have the same meaning when used in this Addendum.

        1.1 "Software" means Niku(TM) for IT Consulting, Version 2.0 and all prior versions thereof.

2. DELIVERY. Niku will deliver the Software to Licensee as soon as practicable after execution of this Addendum but no later than twenty
        (20) days thereafter.

3. LICENSE FEE. Licensee will make a final payment of the license fees for the Software (the "License Fee") in the amount of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) within thirty (30) days after delivery by Niku of the Software. This amount is in addition to the initial License Fee of $150,000 referenced in Exhibit A of the Agreement paid for a previous version of the Software.

4. WARRANTY. The express warranty clause set forth in Paragraph Seven (7) of Exhibit A to the Agreement will apply to the Software delivered pursuant to this Addendum (Version 2.0).

5. APPLICABILITY. Except as specifically modified and supplement by this Addendum, the Agreement will remain in full force and effect. In particular, the parties acknowledge their agreement that Niku deliver the Software and Sybase pay the License Fee, notwithstanding any delay in entering into a Statement of Work under the Agreement.


NIKU CORPORATION                        SYBASE, INC.

By:                                     By:
   ---------------------------------       -------------------------------------
Name: Ken Johnson                       Name:  Rich N. LaBarbera
Title: Vice President, Sales            Title: Sr. Vice President and
                                               Gen. Manager,
                                               Enterprise Solutions Division

                           SECOND ADDENDUM TO SOFTWARE

                         LICENSE AND SERVICES AGREEMENT

        This Second Addendum (the "Addendum") to the Software License and Services Agreement dated December 22,1998 (as amended by the First Addendum to the Software License and Services Agreement dated March 29,1999, the "Agreement") by and between Niku Corporation, a Delaware corporation with offices at 305 Main Street, Redwood City, California 94063 ("Niku"), and Sybase, Inc., a Delaware corporation, with offices at 6475 Christie Ave., Emeryville, California 94608 ("Licensee") is made effective September 16,1999.

1. DEFINITIONS. Except as specifically modified below, the capitalized terms defined in the Agreement shall have the same meaning when used in this Addendum.

        1.1 "Software" means Niku(TM) for IT Consulting, Version 3.0 and all prior versions thereof.

2. DELIVERY. Niku will deliver the Software to Licensee as soon as practicable after execution of this Addendum but no later than twenty
        (20) days thereafter.

3. LICENSE FEE. Licensee will pay Niku FOUR HUNDRED THOUSAND DOLLARS ($400,000) for the Software (the "License Fee") as follows: (a) $200,000 will be paid on a net 30 days basis from October 1, 1999; and (b) $200,000 will be made on a net 90 days basis from January 1, 2000. This amount is in addition to any previous license fees referenced in the Agreement for previous versions of the Software and constitutes the final license fee payments for the Software under the Agreement.

4. WARRANTY. The express warranty clause set forth in Paragraph Seven (7) of Exhibit A to the Agreement will apply to the Software delivered pursuant to this Addendum (Version 3.0).

5. APPLICABILITY. Except as specifically modified and supplement by this Addendum, the Agreement will remain in full force and effect. In particular, the parties acknowledge their agreement that Niku deliver the Software and Sybase pay the License Fee, notwithstanding any delay in entering into a Statement of Work under the Agreement.


Niku Corporation                        Sybase, Inc.

By:                                     By:
   ---------------------------------       -------------------------------------
   Name:  Ken Johnson                      Name:  Rich N. LaBarbera
   Title: Sr. Vice President, Sales        Title: Sr. Vice President and Gen.
                                                  Manager, Enterprise Solutions
                                                  Division